UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 10, 2009

Hibbett Sports, Inc.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware	000-20969	20-8159608
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

451 Industrial Lane
Birmingham, Alabama  35211
(Address of principal executive offices)

(205) 942-4292
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□      Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e).  Compensatory Arrangements of Certain Officers.

Executive Compensation

On March 10, 2009, the Compensation Committee (Committee) of the Board of Directors (Board) of Hibbett Sports, Inc. (Company) approved the annual base salaries (effective February 1, 2009) of the Company’s Named Executive Officers for Fiscal 2010.  The following table sets forth the annual base salary level of the Company’s Named Executive Officers (NEOs) (which officers were determined by reference to the Company’s proxy statement, dated May 2, 2008) for Fiscal 2010 and Fiscal 2009:

		Base Salary
Name	Position	Fiscal 2009	Fiscal 2010
Michael J. Newsome	Chief Executive Officer and Chairman of the Board	$525,000	$541,000
Cathy E. Pryor	Vice President of Operations	255,000	270,000
Jeffry O. Rosenthal**	President and Chief Operating Officer	285,000	325,000
Gary A. Smith	Vice President and Chief Financial Officer	278,000	286,000

** Formerly Vice President of Merchandising; Appointed President and Chief Operating Officer, effective Fiscal 2010 and reported on Form 8-K, filed on February 17, 2009.

Also, on March 10, 2009, the Committee authorized the payment of annual incentive (i.e. bonus) awards to each of the Company’s NEOs in respect to the year ended January 31, 2009 (Fiscal 2009).  Consistent with past practice, the payment of the awards is made upon the Company achieving defined company financial goals and specified personal goals, if applicable.  At the same time, the Committee established the target bonuses and performance goals for the Fiscal 2010 annual incentive awards.  These target bonuses will be based solely on the Company’s financial performance during Fiscal 2010.  Both fiscal year annual incentive bonuses were established subject to the Amended 2006 Executive Officer Cash Bonus Plan adopted previously by the Company’s stockholders.  The following table sets forth cash payments to the NEOs in respect to their annual incentive awards for Fiscal 2009 and the incentive bonus target amounts for Fiscal 2010 which may be less or more than the targeted amount:

		Annual Incentive Award
Name	Position	Fiscal 2009	Fiscal 2010
Michael J. Newsome	Chief Executive Officer and Chairman of the Board	$590,625	$541,000
Cathy E. Pryor	Vice President of Operations	185,511	216,000
Jeffry O. Rosenthal	President and Chief Operating Officer	180,000	292,500
Gary A. Smith	Vice President and Chief Financial Officer	208,025	228,800

In addition, the Committee granted new stock options to the Company’s CEO and performance-based restricted stock units to each NEO.  All awards will be dated as of March 17, 2009 pursuant to the Company’s Statement of Employee Equity Grant Practices.  These awards were granted under the Amended 2005 Equity Incentive Plan.  The stock option award will vest equally over four years and will have an exercise price equal to the closing price of our common stock on the date of grant.  The restricted stock units were awarded in two parts: (1) half the award will cliff vest in five years, subject to a one year performance period based on sales; (2) half the award will cliff vest in three years, subject to a three year performance period based on cumulative earnings before income taxes.  The following table sets forth the target restricted stock units to be awarded to each NEO (which may be less or more than the targeted amount) for Fiscal 2010 upon achievement of specified performance criteria as well as the stock option award to our CEO:

		Restricted	Stock
Name	Position	Stock Units	Options
Michael J. Newsome	Chief Executive Officer and Chairman of the Board	30,000	46,800
Cathy E. Pryor	Vice President of Operations	26,200	-
Jeffry O. Rosenthal	President and Chief Operating Officer	20,500	-
Gary A. Smith	Vice President and Chief Financial Officer	19,400	-

The Company intends to provide additional information regarding the compensation awarded, including equity awards, to the NEOs in respect to and during the year ended January 31, 2009, in the proxy statement for the Company’s 2009 Annual Meeting of Stockholders.

Item 5.05.  Amendment to Code of Business Ethics and Conduct.

At a meeting on March 11, 2009, the Board of the Company approved an amendment to the Company’s Code of Business Conduct and Ethics (Code).  The Code is attached hereto as Exhibit 14.1 and is incorporated herein by this reference.

Item 9.01.  Exhibits.

(d)  Exhibit.

Exhibit No.	Description

14.1	Code of Business Conduct and Ethics

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIBBETT SPORTS, INC.

By:	/s/ Gary A. Smith
Gary A. Smith
Vice President and Chief Financial Officer

March 16, 2009